EXHIBIT 10.3

Prepared by and Return to: Cristina Kuhn, Dorsey & Whitney LLP, 801 Grand, Suite 3900, Des Moines, Iowa 50309, (515) 283-1000

Grantor/Mortgagor/Taxpayer: Art’s-Way Manufacturing Co., Inc., 5556 Hwy 9, Armstrong, IA 50514
Grantee/Mortgagee:  The First National Bank of West Union, 115 North Vine, P.O. Box 233, West Union, Iowa  52175
Legal Description: See Exhibit A (Page A-1)

MORTGAGE, SECURITY AGREEMENT,
ASSIGNMENT OF LEASES AND RENTS
AND FIXTURE FINANCING STATEMENT

ART’S-WAY MANUFACTURING CO., INC.

as Mortgagor

and

THE FIRST NATIONAL BANK OF WEST UNION

as Mortgagee

Dated as of May 1, 2010

Notice:  This Mortgage secures credit in the amount of $1,300,000.  Loans and advances up to this amount, together with interest, are senior to indebtedness to other creditors under subsequently recorded or filed mortgages and liens.

This Mortgage contains an after acquired property clause.  This Mortgage constitutes a construction mortgage within the meaning of Iowa Uniform Commercial Code and Section 572.18 of the Code of Iowa.

TABLE OF CONTENTS

This Table of Contents is not a part of this Mortgage and is provided only for convenience of reference.

SECTION 1.	TERMS DEFINED.	3
SECTION 2.	TITLE TO THE MORTGAGED PROPERTY AND THE STATUS OF THE LIEN OF THIS MORTGAGE; MAINTENANCE OF LIEN; RECORDING; FURTHER ASSURANCE; AFTER-ACQUIRED PROPERTY.	5
SECTION 3.	PAYMENTS UNDER THE AGREEMENT.	6
SECTION 4.	TAXES AND ASSESSMENTS.	6
SECTION 5.	MAINTENANCE AND REPAIR; INSURANCE REQUIRED TO BE CARRIED.	7
SECTION 6.	INSPECTION OF THE MORTGAGED PROPERTY.	7
SECTION 7.	COMPLIANCE WITH LAWS.	7
SECTION 8.	ADVANCES.	8
SECTION 9.	MORTGAGE, SALE, LEASE, ETC. OF THE MORTGAGED PROPERTY.	9
SECTION 10.	DEFAULTS, EVENTS OF DEFAULT.	9
SECTION 11.	REMEDIES ON DEFAULT.	10
SECTION 12.	ASSIGNMENT OF RENTS, ISSUES AND PROFITS; RECEIVER.	13
SECTION 13.	LITIGATION.	13
SECTION 14.	NON-WAIVER.	14
SECTION 15.	REMEDIES CUMULATIVE.	14
SECTION 16.	WAIVER OF CERTAIN RIGHTS AND REMEDIES.	14
SECTION 17.	ATTORNEYS FEES.	14
SECTION 18.	USURY.	14
SECTION 19.	SEVERABILITY.	15
SECTION 20.	SECURITY INTEREST; FINANCING STATEMENT.	15
SECTION 21.	CONSTRUCTION.	17
SECTION 22.	AMENDMENTS, CHANGES AND MODIFICATIONS.	17
SECTION 23.	ADDRESSES FOR NOTICE AND DEMANDS.	17
SECTION 24.	DISCHARGE OF LIEN.	17
SECTION 25.	INDEMNIFICATION OF THE MORTGAGEE.	18
SECTION 26.	DAMAGE, DESTRUCTION OR CONDEMNATION; APPLICATION OF NET PROCEEDS.	18
SECTION 27.	EXECUTION OF COUNTERPARTS.	19
SECTION 28.	SPECIAL NOTICE IN ACCORDANCE WITH SECTION 654.12A OF THE IOWA CODE.	19
SECTION 29.	CONSTRUCTION MORTGAGE.	19

i

THIS MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS AND FIXTURE FINANCING STATEMENT (the “Mortgage”), made as of the 1st day of May, 2010, by and between Art’s-Way Manufacturing Co., Inc.  (the “Mortgagor”), as Mortgagor, and The First National Bank of West Union (the “Mortgagee”), as Mortgagee.

WITNESSETH:

WHEREAS, pursuant to the provisions of Chapter 16 of the Code of Iowa, 2009, as amended (the “Act”), Iowa Finance Authority (the “Issuer”) has entered into a Loan Agreement, dated as of even date herewith (as amended from time to time, the “Agreement”) with the Mortgagor pursuant to which the Issuer has agreed to issue its $1,300,000 Manufacturing Facility Revenue Note (Art’s-Way Manufacturing Co., Inc. Project), Series 2010 (the “Series 2010 Note”) to (1) finance a Project (as defined in the Loan Agreement) and (2) pay costs of issuance associated with the Series 2010 Note; and

WHEREAS, the Agreement provides that the Issuer will lend the proceeds from the sale of the Series 2010 Note to the Mortgagor and the Mortgagor will pay the Issuer sums sufficient to pay the principal of, interest, and premium, if any, on the Series 2010 Note as and when the same become due; and

WHEREAS, the Agreement further provides that as a condition to the issuance of the Note, to secure performance by the Mortgagor of its obligations under the Agreement, including the payment of sums sufficient to pay the Series 2010 Note and any Additional Notes, as hereinafter defined (together, the “Notes”), and as an inducement to the purchase of the Notes by all who shall at any time become holders thereof, the Mortgagor will execute and deliver this Mortgage to the Mortgagee; and

WHEREAS, the Agreement further provides for the issuance and sale from time to time by the Issuer of bonds, notes or other obligations (the “Additional Notes”) and the issuance or incurrence from time to time by the Mortgagor of Parity Obligations (the “Parity Obligations”) to be of equal standing with the Notes and the Mortgagor’s obligations under the Agreement and secured as a payment and performance by a lien equal to and on a parity with the lien of this Mortgage; and

WHEREAS, the last stated maturity of the Series 2010 Note and the maturity date of this Mortgage, is June 1, 2020.

GRANTING CLAUSES

NOW, THEREFORE, for the purposes of securing the payment of all amounts now or hereafter advanced under the Agreement, owing under the Notes, the Agreement, any Parity Obligations or this Mortgage and the faithful performance of all covenants, conditions, stipulations and agreements of the Notes, any Parity Obligations, the Agreement and this Mortgage contained, and in consideration of the premises, and as an inducement to the purchase of the Notes by all who shall at any time become holders thereof, and other good and valuable consideration the receipt whereof is hereby acknowledged, the Mortgagor has executed and delivered this Mortgage to the Mortgagee and the Mortgagor does hereby grant, bargain, sell, convey, transfer, assign, set over, mortgage, grant a security interest in, and warrant to the Mortgagee, its successors and assigns forever, all and singular the following described properties, whether now owned or hereafter acquired (herein collectively called the “Mortgaged Property”):

A.           All of the Mortgagor’s interest in the tract or parcel of land (the “Land”) located in Fayette County, Iowa, that is described in Exhibit A attached hereto;

B.           All buildings, structures, additions, improvements and appurtenances now standing or at any time hereafter constructed on or made an integral part of the Land;

C.           All building materials, building equipment and fixtures of every kind and nature now or hereafter located on the Land and suitable or intended to be incorporated in any building or structure now or hereafter standing on the Land;

D.           All fixtures and articles of personal property that constitute fixtures that will integrally belong to, be or hereafter become an integral part of the Land, and whether attached or detached, and whether now owned or hereafter acquired by Mortgagor, including, but without limiting the generality of the foregoing, any and all carpeting, drapes, screens, awnings, storm windows, floor coverings, call and sprinkler systems, and all attached heating, lighting, ventilating, incinerating, air-conditioning and air-cooling equipment, attached gas and electric machinery, and all of the right, title and interest of the Mortgagor in and to any fixtures which may be subject to any title retention or security agreement superior in lien to the lien of this Mortgage, and all additions, accessions, increases, parts, fittings, accessories, replacements, substitutions, betterments, repairs and proceeds of all of the foregoing, all of which shall be construed as fixtures;

E.           Any and all leases, subleases, licenses, concessions or grants of other possessory interests now or hereafter in force, oral or written, covering or affecting the building and improvements to be constructed on the Land;

F.           All the rents, issues, uses, profits, condemnation awards, insurance proceeds and other rights and interests now or hereafter belonging or in any way pertaining to the Mortgagor’s interest in the Land and each and every lease, sublease and agreement described in the foregoing paragraph E and every right, title and interest thereunder, from the date of this Mortgage until the terms hereof are complied with and fulfilled; and

G.           All machinery, apparatus, equipment, furnishings and personal property wherever located which may or might now or hereafter be or be deemed to be personal property and not an integral part of the Land now owned or hereinafter acquired by the Mortgagor (hereinafter called the “Equipment”) and all accessions, parts, fittings, accessories, replacements, substitutions, betterments, repairs and proceeds of all of the foregoing, and a security interest is hereby granted by the Mortgagor and hereby attaches thereto, all as provided by the Iowa Uniform Commercial Code;

TOGETHER with the reversions, remainders and benefits and all other revenues, rents, earnings, issues and income and profits arising or to arise out of or to be received or had of and from the properties hereby mortgaged or intended so to be or any part thereof and all the estate, right, title, interest and claims, at law or in equity which the Mortgagor now or may hereafter acquire or be or become entitled to in and to the aforesaid properties and any and every part thereof.  The above described Mortgaged Property is hereby declared to be subject to the lien of this Mortgage as security for the payment of the aforementioned indebtedness.

TO HAVE AND TO HOLD all and singular, the Mortgaged Property, whether now owned or hereafter acquired, unto the Mortgagee, its successors and assigns forever; provided, however, that this Mortgage is upon the express condition that if the Mortgagor shall pay or cause to be paid all indebtedness secured hereby and shall keep, perform and observe all and singular the covenants and promises in the Notes and in this Mortgage expressed to be kept, performed and observed by the Mortgagor, then this Mortgage and the rights hereby granted shall cease, determine and be void, otherwise to remain in full force and effect.

As additional security for the payment of the Notes and the amounts due under the Agreement and the payment of any Parity Obligations, the Mortgagor hereby further covenants, warrants and agrees with the Mortgagee as follows:

SECTION 1. Terms Defined.

All words and phrases defined in Article I of the Agreement shall have the same meaning in this Mortgage, unless the context clearly otherwise requires.  In addition, the following words and phrases shall have the following meanings:

“Net Proceeds”, when used with respect to any insurance or condemnation award, means the gross proceeds from the insurance or condemnation award remaining after payment of all expenses (including attorneys fees and any extraordinary expenses of the Mortgagee) incurred in the collection of such gross proceeds.

“Permitted Encumbrances” means, as of any particular time:

(i) liens for real estate taxes, ad valorem taxes and special assessments or installments thereof not then delinquent;

(ii) presently recorded utility, access and other easements and rights of way which do not underlie any existing or contemplated improvements, restrictions and exceptions that will not materially interfere with or impair any activities permitted under applicable zoning ordinances or the operations currently being conducted on the Mortgaged Property or elsewhere on the Land;

(iii) such minor defects, irregularities, encumbrances (exclusive of liens and judgments) and clouds on title as normally exist with respect to properties similar in character to the Mortgaged Property and as do not in the aggregate render title unmarketable or materially impair (a) the property affected thereby for the purpose for which it was acquired or is held by the Mortgagor or (b) the value of the Mortgaged Property as security for any other obligations secured hereby;

(iv) zoning and building laws, ordinances or regulations and similar restrictions which are not violated by the Mortgaged Property or its current or contemplated uses;

(v) liens arising in connection with taxes, assessments, or statutory obligations or liens which are not delinquent;

(vi) undetermined or inchoate liens and charges incidental to construction, which have not at the time been filed pursuant to law, including those of contractors, subcontractors, materialmen and suppliers with respect to the Project, expressly excluding any such liens or charges as and when same are filed, become determined or a choate lien or encumbrance upon the Mortgaged Property unless such liens are being contested in good faith by appropriate negotiations or proceedings and in a manner not to jeopardize any of the Mortgaged Property or subject the Mortgagee to any liability and adequate reserves as agreed upon by the Mortgagor and the Mortgagee are maintained by the Mortgagor with the Mortgagee in escrow to assure full payment thereof;

(vii) such other liens and charges at the time required by law as a condition precedent to the exercise of any privileges or licenses necessary to the normal operations of the Mortgagor which are not delinquent;

(viii) this Mortgage and any financing statements showing the Mortgagor as the debtor and the Mortgagee as the secured party;

(ix) liens on property received by the Mortgagor through gifts, grants or bequests, such liens being due to restrictions on such gifts, grants or bequests of property or income thereon;

(x) any lien or security interest created in connection with the issuance of Additional Notes or Parity Obligations;

(xi) any subordinate mortgage, security interest or lien;

(xii) any purchase money security interest in personal property acquired by the Mortgagor and any financing statement showing (i) the Mortgagor as debtor and (ii) the holder of such purchase money security interest as the secured party; and

(xiii) any capital lease for personal property being acquired by the Mortgagor and any financing statement showing (i) the Mortgagor as debtor and (ii) the lessor of such personal property as the secured party.

“Repayment Rate” means the rate of 10% per annum.

SECTION 2. Title to the Mortgaged Property and the Status of the Lien of this Mortgage; Maintenance of Lien; Recording; Further Assurance; After-Acquired Property.

(a) The Mortgagor is lawfully seized of the Land and the lien created by this Mortgage is a first, prior and paramount lien on the Mortgagor’s interest in and to the Land and the remainder of the above described Mortgaged Property, except for Permitted Encumbrances, and Mortgagor will keep said premises and the rights, privileges and appurtenances thereto free from all lien claims of every kind on a parity with or superior to the lien of this Mortgage, except Permitted Encumbrances and as otherwise provided in this Mortgage, and if any such lien be filed, Mortgagor, within thirty (30) days after such filing shall cause same to be discharged by payment or protected against by bonding or adequate reserves as agreed upon by the Mortgagor and the Mortgagee being maintained with the Mortgagee in escrow.  The Mortgagor further agrees to protect and defend the title and possession of the Mortgaged Property so that this Mortgage shall be and remain a lien thereon prior to all liens other than Permitted Encumbrances until the Notes, any Parity Obligations and the indebtedness secured hereby have been fully paid, or if foreclosure sale be had hereunder so that the purchaser at said sale shall acquire good title in and  to said premises free and clear of all liens and encumbrances, except Permitted Encumbrances;

(b) The Mortgagor will, at its expense, take all necessary action to maintain and preserve the lien and security interest of this Mortgage so long as any of the Notes, any Parity Obligations and any of the indebtedness secured hereby remain outstanding;

(c) The Mortgagor will, forthwith after the execution and delivery of this Mortgage and thereafter from time to time, cause this Mortgage and any financing statements in respect thereof to be filed, registered and recorded in such manner and in such places as may be required by law in order to publish notice of and fully to protect the lien hereof upon, and the title of the Mortgagor to, the Mortgaged Property; and from time to time will perform or cause to be performed any other act as provided by law and will execute or cause to be executed any and all continuation statements and further instruments for such publication and protection.  Except to the extent that it is exempt therefrom, the Mortgagor will pay or cause to be paid all filing, registration and recording fees incident to such filing, registration and recording, and all expenses incident to the preparation, execution and acknowledgment of this assurance, and all federal or state fees and other similar fees, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Mortgage and such instruments of further assurance;

(d) The Mortgagor will do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all such further acts, deeds, conveyances, mortgages, assignments, transfers, financing statements, continuation statements and assurances as the Mortgagee reasonably may require for the better assuring, conveying, mortgaging, assigning and confirming unto the Mortgagee all and singular the Mortgaged Property as now or hereafter constituted; and

(e) All right, title and interest of the Mortgagor in and to all improvements, betterments, renewals, substitutions, replacements and proceeds of the Mortgaged Property or any part thereof, hereafter constructed or acquired by the Mortgagor, which shall become a part of the Mortgaged Property, immediately upon such construction or acquisition, and without any further mortgaging, conveyance or assignment, shall become and be part of the Mortgaged Property and shall be subject to the lien of this Mortgage as fully and completely and with the same effect as though now owned by the Mortgagor, but at any and all times the Mortgagor will execute and deliver to the Mortgagee any and all such further assurances, mortgages, conveyances or assignments therefor and other instruments with respect thereto as the Mortgagee may reasonably require for the purpose of expressly and specifically subjecting the same to the lien of this Mortgage.

SECTION 3. Payments Under the Agreement.

The Mortgagor agrees to pay the repayment installment and other amounts required by the Agreement and all amounts due under the Notes and any Parity Obligations in accordance with their terms.

SECTION 4. Taxes and Assessments.

The Mortgagor agrees to promptly pay before the same become delinquent:

(a) All taxes, liabilities, charges, impositions and assessments of every type or nature at any time levied and assessed upon or against the Mortgaged Property;

(b) All other claims which might or could become a lien on the Mortgaged Property or any part thereof equal to or prior to the lien of this Mortgage except for Permitted Encumbrances unless approved in writing by the Mortgagee;

(c) All taxes, assessments or impositions upon this Mortgage or on the interest of the Mortgagee herein, or upon the Agreement, the Notes, any Parity Obligations or indebtedness secured hereby.

Provided, however, that no such tax, liability, charge, imposition, assessment or claim need be paid so long as the validity thereof is being contested in good faith by appropriate proceedings and in a manner not to jeopardize any of the Mortgaged Property or to subject the Mortgagee to any liability, and adequate reserves as agreed upon by the Mortgagor and the Mortgagee are maintained by the Mortgagor with the Mortgagee in escrow to assure full payment thereof.

Except as otherwise provided in this Mortgage and the Loan Agreement, the Mortgagor will not allow to arise or exist any lien of whatsoever kind or nature equal to or prior to the lien of this Mortgage, or create, allow to arise or exist any lien thereof upon the Mortgaged Property, or any part thereof, save and except for Permitted Encumbrances which, as herein provided, are permitted to remain unpaid.

The Mortgagor agrees to exhibit to the Mortgagee, at least annually and at any time upon request, official receipts showing payment of all taxes, assessments and charges which the Mortgagor is required or elects to pay hereunder ten days prior to the respective delinquency dates.

SECTION 5. Maintenance and Repair; Insurance Required to be Carried.

The Mortgagor shall at all times maintain, preserve and keep, or shall cause to be maintained, the Mortgaged Property and every part thereof in good condition, repair and working order (ordinary wear and tear accepted) and will from time to time make, or shall cause to be made, all needful and proper repairs thereto and renewals, replacements, additions, betterments and improvements thereto so that the value and the operating efficiency thereof shall at all times be maintained and preserved.  Except for the Project and all improvements related thereto, the Mortgagor will not commit or permit waste of the Mortgaged Property or any part thereof, and shall not remove or demolish nor alter or impair the structural character of any building, structure, or other improvements now or hereafter situated upon the Land without the prior written consent of the Mortgagee.  The Mortgagor shall not do or permit any other act or thing that will damage the Mortgaged Property or cause the same or any part thereof to depreciate in value, reasonable and ordinary wear and tear excepted.  Notwithstanding the foregoing or the requirements of Section 9 hereof, the Mortgagor may remove and dispose of obsolete, worn out or surplus items of Equipment or replace any item of Equipment with Equipment of equivalent function or utility without consent of the Mortgagee.

The Mortgagor shall maintain insurance on the insurable portions of the Mortgaged Property of a kind and in an amount which normally would be carried by private companies engaged in a similar kind of business, including, but not limited to, comprehensive general public liability insurance, workers’ compensation insurance, use and occupancy insurance, professional liability insurance, business interruption and boiler insurance.

SECTION 6. Inspection of the Mortgaged Property.

The Mortgagee may (but has no duty to) by itself, its agents or workmen enter and inspect during normal business hours and upon providing reasonable notice to Mortgagor, unless an Event of Default has occurred, any part of the Mortgaged Property for the purpose of inspecting the same and for the purpose of performing any of the acts it is authorized to perform under the terms of this Mortgage.

SECTION 7. Compliance with Laws.

The Mortgagor shall furnish and keep in force a certificate of occupancy, or its equivalent, and shall comply with all laws, ordinances, regulations, covenants, conditions and restrictions from time to time affecting the Mortgaged Property and shall not suffer or permit any act to be done in or upon the Mortgaged Property in violation thereof, unless and to the extent the same are being contested in good faith by appropriate proceedings and in a manner not to jeopardize the Mortgaged Property or the lien or priority of this Mortgage or the Notes or subject the Mortgagee to any liability.

Except as heretofore disclosed by the Mortgagor to Mortgagee in writing, the Mortgagor has no knowledge of any public health, environmental or other land-use action or proceeding, either instituted or threatened, which would or might materially and detrimentally affect the use or operation of the Mortgaged Property or materially and adversely affect the value thereof.  Promptly upon learning of any such action or proceeding, whether threatened or initiated, the Mortgagor will notify the Mortgagee thereof in writing.

All public health and environmental permits, licenses and authorizations required by law, ordinance or regulation, if any, in connection with the intended use or operation of the Mortgaged Property have been obtained; and the Mortgagor and any lessee claiming by, through or under the Mortgagor at all times hereafter will be in full compliance in all material respects with all requirements of all such permits, licenses, authorities, laws, regulations and ordinances.

If any of the foregoing covenants or representations are breached or prove to be inaccurate in any material respect, then, in addition to all rights, powers and remedies granted to the Mortgagee by law hereunder (including rights of acceleration of indebtedness as in the case of any other default or Event of Default hereunder or under any obligation secured hereby) the Mortgagee, upon failure of the Mortgagor to do so and in exercise of its reasonable judgment, may (but shall not be required to) do any or all of the following, at the expense of the Mortgagor:

(a) Appear in and defend any such action or proceeding; and

(b) Retain such legal and technical advice and counsel as the Mortgagee believes necessary to protect itself and the security of this instrument.

The Mortgagor hereby agrees to indemnify, protect and hold the Mortgagee harmless of and from all loss or damage (including reasonable attorneys’ fees and expenses) which the Mortgagee may incur by reason of any material breach or inaccuracy in any of the covenants or representations contained in this Section.

If any action has occurred in the past which would constitute a violation of any of the laws, ordinances and regulations referred to in this Section, the Mortgagor hereby agrees to indemnify, protect and hold the Mortgagee harmless of and from all loss or damage (including reasonable attorneys’ fees and expenses) which the Mortgagee may incur by reason thereof.

SECTION 8. Advances.

Upon the Mortgagor’s failure to comply with the preceding covenants and agreements, the payment of prior liens, liens on a parity with this Mortgage, taxes, assessments and charges, and maintenance of insurance and repairs as required by the Agreement and this Mortgage, the Mortgagee without prejudice to any rights given herein may upon notice to the Mortgagor make advances to perform the same in behalf of the Mortgagor and, in furtherance thereof, the Mortgagee may: place or cause the Mortgaged Property to be placed in good condition, repair and working order; pay, settle or contest any such taxes, liabilities, charges and assessments; redeem the Mortgaged Property from any sale or forfeiture for any tax or assessment; purchase any tax title obtained or that shall be obtained thereon; pay any judgments based on such tax or assessment; pay, settle or contest any unpermitted lien on the Mortgaged Property and procure such insurance as may be necessary to comply with the provisions of this Mortgage and the Agreement.  The Mortgagor hereby agrees to repay all sums so advanced, on demand, with interest thereon, to the extent permitted by law, from the date advanced until paid at the Repayment Rate, and all sums so advanced with interest as aforesaid until paid by the Mortgagor shall be immediately due and payable and be added to and become a part of any indebtedness or obligation secured hereby in such manner or order as the Mortgagee may desire or determine, having the benefit of the lien hereby created as a part thereof, and of its priority, but no such advances shall be deemed to relieve the Mortgagor from any default hereunder or impair any right or remedy consequent thereon, and the exercise of the rights to make advances granted in this Section shall be optional with the Mortgagee and not obligatory, and the Mortgagee shall not in any case be liable to the Mortgagor for failure to exercise any such right.

SECTION 9. Mortgage, Sale, Lease, etc. of the Mortgaged Property.

Except as hereinafter provided, the Mortgagor will not, now or in the future, mortgage, pledge or encumber or place any lien or encumbrance (or permit same to exist) on the Mortgaged Property, or any part thereof except as provided in the Agreement and without the consent of the Mortgagee except for Permitted Encumbrances.

The Mortgagor shall not sell, convey, transfer or otherwise alienate in any manner, whether directly or indirectly, any right, title or interest in the Mortgaged Property, or any part thereof having a value in excess of $100,000, except as expressly permitted under the Agreement and this Mortgage (ordinary wear and tear excepted).  The Mortgagor may however lease any portion or all of the Mortgaged Property as permitted under the Agreement.

Nothing in this Mortgage shall prohibit the Mortgagor from (1) conveying, mortgaging, pledging, encumbering or placing a lien on any equipment and personal property that do not constitute fixtures, (2) leasing equipment and personal property that do not constitute fixtures; and (3) giving a purchase money security interest in equipment or personal property that do not constitute fixtures.

SECTION 10. Defaults, Events of Default.

If any of the following defaults occur, it is hereby declared to constitute an “Event of Default”:

(a) The occurrence of an Event of Default under the Agreement or an event of default under any Additional Notes or Parity Obligations; or

(b) The failure of the Mortgagor to observe and perform any covenant, condition or agreement on its part to be observed or performed in this Mortgage (other than an occurrence which may sooner constitute an Event of Default under the Agreement or an event of default under any Additional Notes or Parity Obligations) for a period of thirty (30) days after written notice specifying such failure and requesting that it be remedied, given to the Mortgagor by the Mortgagee, unless the Mortgagee shall agree in writing to an extension of such time prior to its expiration; provided that any such default may be waived by the Mortgagee.

SECTION 11. Remedies on Default.

Upon the occurrence of an Event of Default:

(a) The Mortgagee may, at its option, by notice in writing to the Mortgagor and the holder of any Parity Obligation, declare the installments under the Agreement and in the Notes or any Parity Obligations remaining unpaid immediately due and payable and accelerate the Notes or Parity Obligations, upon the same terms and conditions and in the manner provided for in the Agreement;

(b) The Mortgagee may, at its option, after notice in writing to the Mortgagor and the holder of any Parity Obligation, institute proceedings for the collection at law or in equity of any and all indebtedness due under the provisions of the Agreement secured by this Mortgage;

(c) The Mortgagee may, at its option, after notice in writing to the Mortgagor, immediately cause this Mortgage to be foreclosed in the manner prescribed by law and, upon the commencement of foreclosure proceedings, shall be entitled to have a receiver appointed at once or at any time thereafter, either before or after sale, without notice and without requiring bond, and without regard to the solvency or insolvency of any person liable for payment of the indebtedness secured hereby, and without regard to the then value of the Mortgaged Property (the provisions for the appointment of a receiver and assignment of rents hereby granted to the Mortgagee being an express condition upon which the loans and payments hereby secured are made) for the benefit of the Mortgagee, with power to rent the same and to collect the rents, issues and profits of the Mortgaged Property, due and to become due, during the pendency of such foreclosure suit and in the case of a sale and deficiency, during the full statutory period of redemption whether there be redemption or not, as well as during any future times when the Mortgagor, except for the intervention of such receiver, would be entitled to collect such rents, issues and profits and shall have all other powers which may be necessary or are usual in such cases for the protection, possession, control, management and operation of the Mortgaged Property during the whole of said period. Any amount so collected by such receiver, whether prior to or following foreclosure, shall be applied under direction of the court upon the costs and expenses of foreclosure and receivership, expense of insurance on the improvements, expense of repairs, taxes, assessments, and the balance shall be paid to the Mortgagee to be applied on the indebtedness secured by this Mortgage in accordance with the Agreement and any Parity Obligation, pro rata, according to their outstanding principal amounts.

(d) The Mortgagee may, at its option, after 10 days notice in writing to the Mortgagor and the holder of any Notes or Parity Obligation, at any time either by its agents, attorneys, employees or by a receiver to be appointed by a court and without regard to the adequacy of any security for the indebtedness hereby secured, either with or without process of law, forcibly or otherwise (to the extent permitted by law), enter upon and take possession of the Mortgaged Property or any part thereof, expel and remove any persons, goods or chattels occupying or upon the same, do and perform any act that the Mortgagee may deem necessary or proper to conserve the value thereof, and to collect and receive all rents, issues and profits therefrom, including those past due and unpaid, as well as those accruing thereunder, to manage and control the same, and to lease the same or any part thereof.  The Mortgagor further agrees that the Mortgagee may also take possession of, and use any and all personal property contained in the Mortgaged Property and used by the Mortgagor in the rental or leasing of the Mortgaged Property or any part thereof.  The expense (including receiver’s fees, if any, and compensation to any agent appointed by the Mortgagee, and counsel fees and costs and disbursements) incurred in taking possession and effecting such collection, shall be deemed a portion of the expense of this Mortgage secured hereby.  Neither the collection of such rents, issues and profits and the application or release thereof as aforesaid shall cure or waive any default.  After deducting all attorneys fees and expenses incurred in connection herewith, the remaining net income shall be paid to the Mortgagee to be applied upon the indebtedness secured hereby in accordance with the Agreement according to their outstanding principal amounts.

In any suit to foreclose the lien of this Mortgage there shall be allowed and included in the decree for sale, to be paid out of the proceeds of such sale:

(i) All of the principal remaining unpaid on the Notes, and the principal balance of any Parity Obligation, plus all interest accrued thereon and which will accrue thereon to the date of payment, plus interest on the foregoing amounts of principal and interest (to the extent permitted by law) from their respective due dates until paid;

(ii) All items advanced or paid by the Mortgagee pursuant to this Mortgage, with interest thereon at the Repayment Rate per annum from the date of advancement until paid; and

(iii) All reasonable court costs, attorneys’ fees, appraisers’ fees, expenditures for documentary and expert evidence, stenographer’s charges, publication costs, and costs (which may be estimated as to items to be expended after entry of the decree) of procuring all abstracts of title, title searches and examinations, title guarantee or insurance policies, and similar data with respect to title which the Mortgagee may deem necessary in connection with any proceeding, including probate and bankruptcy proceedings, to which the Mortgagee shall be a party, either as plaintiff, claimant or defendant, by reason of this Mortgage or any indebtedness secured or in connection with preparations for the commencement of any suit for the foreclosure hereof after accrual of such right to foreclose, whether or not actually commenced, and all such expenses shall become so much additional indebtedness secured hereby and immediately due and payable, with interest thereon at the Repayment Rate per annum from the date when paid or incurred by the Mortgagee until paid.

The proceeds of any foreclosure shall be distributed and applied to the items described in (ii) and (iii) of this Section, in the order of their listing, then to (i) and any surplus of the proceeds of such sale shall be paid to the Mortgagor.

In case of any sale under this Mortgage by virtue of judicial proceedings or otherwise, the Mortgaged Property may be sold in one parcel, as an entirety, or in such parcels, manner or order as the Mortgagee in its sole discretion may elect, and the Mortgagor waives any and all rights which the Mortgagor may have to insist upon the sale of the Mortgaged Property in one parcel or separate parcels.

To the extent permitted by law, the Mortgagor hereby waives any and all rights of redemption or reinstatement that it may have.

If the aforementioned waiver is not effective, then it is agreed that if this Mortgage covers less than ten (10) acres of land, and in the event of the foreclosure of this Mortgage and sale of the property by sheriff’s sale in such foreclosure proceedings, the time of one (1) year for redemption from said sale provided by the statutes of the State of Iowa shall be reduced to six (6) months provided the Mortgagee, in such action, files an election to waive any deficiency judgment against Mortgagor which may arise out of the foreclosure proceedings; all to be consistent with the provisions of Chapter 628 of the Code of Iowa, 2009, as amended (the “Iowa Code”).  If the redemption period is so reduced, for the first three (3) months after the sale, such right of redemption shall be exclusive to the Mortgagor, and the time periods in Sections 628.5, 628.15 and 628.16 of the Iowa Code shall be reduced to four (4) months.

It is further agreed that the period of redemption after a foreclosure of this Mortgage shall be reduced to sixty (60) days if all of the three following contingencies develop: (1) the real estate is less than ten (10) acres in size; (2) the court finds affirmatively that the said real estate has been abandoned by the owners and those persons personally liable under this Mortgage at the time of such foreclosure; and (3) Mortgagee in such action files an election to waive any deficiency judgment against Mortgagor or its successor in interest in such action.  If the redemption period is so reduced, Mortgagor or its successors in interest or the owner shall have the exclusive right to redeem for the first thirty (30) days after such sale, and the time provided for redemption by creditors as provided in Sections 628.5, 628.15 and 628.16 of the Iowa Code shall be reduced to forty (40) days.  Entry of appearance by pleading or docket entry by or on behalf of Mortgagor shall be presumption that the property is not abandoned.  Any such redemption period shall be consistent with all of the provisions of Chapter 628 of the Iowa Code.

This Section shall not be construed to limit or otherwise affect any other redemption provisions contained in Chapter 628 of the Iowa Code.  This Section also shall not be construed to limit Mortgagee’s right to elect foreclosure without redemption or to elect foreclosure by nonjudicial procedure as set forth in Chapters 654 and 655A of the Iowa Code.  Mortgagor agrees that, in the event of a foreclosure of the Mortgage, under any provision of Iowa law, Mortgagee shall be entitled to sole possession and use of the Mortgaged Property during any redemption period.

Any sale or sales under this Section shall operate, after any applicable redemption period, to divest all estate, right, title, interest, claim or demand whatsoever, whether at law or in equity, of the Mortgagor in and to the premises, property, privileges and rights so sold, and shall be a perpetual bar both at law and in equity against the Mortgagor, its successors and assigns and against any and all persons claiming or who may claim the same, or any part thereof, from, through or under the Mortgagor, its successors or assigns.

SECTION 12. Assignment of Rents, Issues and Profits; Receiver.

All of the rents, issues, proceeds and profits and any and all leases, subleases and the rights of management of the Mortgaged Property are hereby assigned to the Mortgagee as further security for the payment of the indebtedness and performance of the Notes and any Parity Obligations, covenants, promises and agreements secured hereby in granting clauses E and F hereof.  Such assignment, grant and conveyance is intended by the parties hereto to be a present conveyance of and security interest in and chattel mortgage upon such collateral, subject to the right of the Mortgagor to receive the same prior to any default hereunder, and is not a mere pledge of such collateral to be given effect as a lien upon default, foreclosure and the appointment of a receiver.  The Mortgagor agrees that it will duly perform and observe all of the terms and provisions of the landlord’s part to be performed and observed under any and all leases of the Mortgaged Property and that it will refrain from any action or inaction which would result in the termination by the tenants thereunder of any such leases or subleases or in the diminution of the value thereof or of the rents, issues, profits and revenues thereunder.  Nothing herein contained shall be deemed to obligate the Mortgagee to perform or discharge any obligation, duty or liability of landlord under any lease of the Mortgaged Property, and the Mortgagor shall and does hereby agree to indemnify and hold the Mortgagee harmless from any and all liability, loss or damage which the Mortgagee may or might incur in good faith under any lease of the Mortgaged Property, and any and all such liability, loss or damage incurred by the Mortgagee, together with the costs and expenses, including reasonable attorneys’ fees, incurred by the Mortgagee in the defense of any claims or demands therefor (whether successful or not), shall be so much additional indebtedness hereby secured, and the Mortgagor shall reimburse the Mortgagee therefor on demand, together with interest at the Repayment Rate per annum, from the date of demand to the date of payment.

SECTION 13. Litigation.

If any action or proceedings be commenced, to which action or proceeding the Mortgagee is made a party by reason of the execution of this Mortgage or in which the Mortgagee deems it necessary to appear or answer in order to uphold the lien of this Mortgage or the priority thereof or the possession of the Mortgaged Property, or otherwise to protect the interest of the Noteholders, the holders of the Parity Obligations, or the Mortgagee or security hereunder, all sums paid or incurred by the Mortgagee for attorneys fees and other expenses in such action or proceeding shall be repaid by the Mortgagor, together with interest thereon to the extent permitted by law from the date of payment by the Mortgagee at the Repayment Rate per annum until paid and all such sums and the interest thereon shall be immediately due and payable and shall be added to and become a part of the indebtedness secured hereby, and be secured hereby, having the benefit of the lien hereby created and of its priority.

SECTION 14. Non-Waiver.

Acceptance by the Mortgagee of any sum in payment or part payment of any indebtedness secured hereby after the same is due or after foreclosure proceedings are filed shall not constitute a waiver of the right to require prompt payment when due of all the sums so secured nor shall such acceptance cure or waive any remaining default or invalidate any foreclosure proceedings for any such remaining default or prejudice any of the rights of the Noteholders, the holders of any Parity Obligations or the Mortgagee under this Mortgage.  Further, the failure of the Mortgagee to insist upon the strict performance of any of the covenants or agreements of the Mortgagor contained in this Mortgage, or the delay by the Mortgagee in the enforcement of any of its remedies herein contained upon any default of the Mortgagor shall never constitute a waiver of any requirement or obligation of the Mortgagor or right or remedy of the Mortgagee contained in or based upon said covenants or agreements.

SECTION 15. Remedies Cumulative.

No remedy herein or in the Agreement conferred upon or reserved to the Mortgagee is intended to be exclusive of any other remedy or remedies, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute.  In addition, no recovery of any judgment by the Mortgagee and no levy of any execution under any judgment upon the Mortgaged Property or upon any other property shall affect the lien created by this Mortgage upon the Mortgaged Property or any part thereof or any lien, rights, powers or remedies of the Mortgagee hereunder, but such lien, rights, powers or remedies of the Mortgagee shall continue unimpaired as before.

SECTION 16. Waiver of Certain Rights and Remedies.

If applicable and if permitted by law, the Mortgagor hereby waives and releases any and all rights and remedies related to redemption or marshalling of liens and assets under the Mortgage.

SECTION 17. Attorneys’ Fees.

The Mortgagor hereby agrees in the event of foreclosure to pay to the Mortgagee such reasonable attorneys’ fees as are authorized by law, together with the cost of extending the abstract and all court costs.

SECTION 18. Usury.

Notwithstanding any provision herein or in the Agreement, the total liability for payments in the nature of interest shall not exceed the limits imposed by the usury laws of Iowa, if such laws are applicable to this transaction.

SECTION 19. Severability.

If any provision hereof should be held unenforceable or void, then such provision shall be deemed separable from the remaining provisions and shall in no way affect the validity of this Mortgage.

All rights, remedies and powers provided by this Mortgage may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law in the premises, and all the provisions of this Mortgage are intended to be subject to all applicable mandatory provisions of law which may be controlling in the premises and to be limited to the extent necessary so that they will not render this Mortgage invalid or unenforceable under the provisions of any applicable law.

SECTION 20. Security Interest; Financing Statement.

Mortgagor executes this instrument as a Debtor under the Iowa Uniform Commercial Code, it being intended that this Mortgage shall constitute and be a security agreement and financing statement under the laws of the State of Iowa.

This Mortgage constitutes a financing statement filed as a fixture filing under the Iowa Uniform Commercial Code, as amended or recodified from time to time, covering any of the collateral which now is or later may become fixtures attached to the Land or the improvements thereon.  Pursuant to the provisions of Section 554.9515 subparagraph 7 of the Iowa Code, such fixture filing remains in effect until this Mortgage is released or satisfied of record or its effectiveness otherwise terminates as to the Land.  The following addresses are the mailing addresses of Mortgagor, as debtor under the Iowa Uniform Commercial Code, and Mortgagee, as secured party under the Iowa Uniform Commercial Code, respectively:

Mortgagor/ Debtor/Record Owner:	Art’s-Way Manufacturing Co., Inc. 5556 Hwy 9 Armstrong, Iowa 50514 Attention: Chief Executive Officer Type of Organization: Corporation Organizational Number: 129532 (IA) 2187431 (DE)

Mortgagee/
Secured Party:	The First National Bank of West Union 115 North Vine P.O. Box 233 West Union, Iowa 52175 Attention: Legal Department

Description of the types (or items) of property covered by this Fixture Filing:	See granting clauses (C) & (D)
on page 2 and 3 hereof.

Description of real estate to which the collateral is attached or upon which it is or will be located:	See Exhibit A hereto.

Upon the occurrence of an Event of Default hereunder in addition to the other rights and remedies available to it, the Mortgagee may exercise all other rights and remedies with respect to such property that are available to a secured party under the Iowa Uniform Commercial Code.  In the event notice of intended disposition of such property is required by law in any particular instance, the Mortgagor agrees that notice given in the manner and place provided in Section 23 hereunder and sent ten (10) days prior to a disposition of collateral is commercially reasonable notification within the meaning of the Iowa Uniform Commercial Code.  Information concerning the security interests may be obtained from the parties at the addresses set forth above.

The Mortgagor warrants and agrees that no financing statement or security agreement covering any of the Mortgaged Property is or will be placed on file in any public office or delivered to any secured party except pursuant hereto, except for Permitted Encumbrances.

The Mortgagor authorizes the Mortgagee to prepare, execute, file, record or deliver financing statements, continuation statements, termination statements, statements of assignment or like documents to perfect, preserve or release the Mortgagee’s interest in the Equipment and proceeds thereof.

The Mortgagor shall not remove any Equipment from the Mortgagor’s premises except in the ordinary course of the Mortgagor’s business.

While an Event of Default exists: (a) the Mortgagor will deliver to the Mortgagee from time to time, as requested by the Mortgagee, current lists of all Equipment; (b) the Mortgagor will not dispose of any Equipment or proceeds except on terms approved by the Mortgagee; (c) at the Mortgagee’s request, the Mortgagor will assemble and deliver all Equipment and proceeds, and books and records pertaining thereto, to the Mortgagee at a reasonably convenient place designated by Mortgagee; and (d) the Mortgagee may, without notice to the Mortgagor, enter onto the Mortgagor’s premises and take possession of the Equipment.  The Mortgagor further agrees that the Mortgagee shall have no obligation to process or prepare any Equipment for sale or other disposition.

SECTION 21. Construction.

This Mortgage shall be construed according to the laws of the State of Iowa.

SECTION 22. Amendments, Changes and Modifications.

The Mortgagor and the Mortgagee may from time to time enter into amendments, changes and modifications of this Mortgage, but only in writing signed by Mortgagor and Mortgagee.  Whenever Additional Notes are issued or Parity Obligations are incurred, the Mortgagor and the Mortgagee will enter into such amendments to this Mortgage as may be required to secure such Additional Notes or Parity Obligations by this Mortgage on a parity with the Series 2010 Note.

SECTION 23. Addresses for Notice and Demands.

Except as otherwise provided in this Mortgage, all notices, directives, certificates, requests, requisitions, or other communications hereunder shall be in writing and shall be deemed to have been given or made when (a) received if sent by mail, (b) sent if sent by telex or facsimile transmitter (with receipt confirmed), provided that a copy is mailed by certified mail on the same day, return receipt requested, or (c) received by the addressee if sent by delivery service (receipt requested) or delivered, in each case to the appropriate addresses, or facsimile numbers designated for a party as provided in Section 7.01 of the Agreement.

A duplicate copy of each notice, directive, certificate, request or other communication given hereunder by either the Issuer or the Mortgagor to the others shall also be given to the Mortgagee; provided, however, failure to give such duplicate notice shall not constitute a failure to give such notice hereunder.  The Issuer, the Mortgagor and the Mortgagee may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.

SECTION 24. Discharge of Lien.

If the Mortgagor shall pay and discharge or provide, in a manner satisfactory to the Mortgagee, for the payment and discharge of the whole amount of all sums payable hereunder and under the Agreement and the Notes and any Parity Obligations, or shall make arrangements satisfactory to the Mortgagee for such payment and discharge, then and in that case all property, rights and interest hereby conveyed or assigned or pledged shall revert to the Mortgagor, and the estate, right, title and interest of the Mortgagee therein shall thereupon cease, terminate and become void; and this Mortgage, and the covenants of the Mortgagor contained herein, shall be discharged and the Mortgagee in such case on demand of the Mortgagor and at the Mortgagor’s cost and expense, shall execute and deliver to the Mortgagor a proper instrument or proper instruments acknowledging the satisfaction and termination of this Mortgage, and shall convey, assign and transfer or cause to be conveyed, assigned or transferred, and shall deliver or cause to be delivered, to the Mortgagor, all property, including money, then held by the Mortgagee hereunder.

SECTION 25. Indemnification of the Mortgagee.

The Mortgagor agrees to indemnify and save harmless the Mortgagee not in possession of the Mortgaged Property against any and all losses, injuries, claims, damages or injuries to persons or property, demands and expenses, including legal expenses, of whatsoever kind and nature and by whomsoever made arising from or in any manner directly or indirectly growing out of (a) the use and occupancy or nonuse of the Mortgaged Property or any equipment or facilities thereon or used in connection therewith by anyone whomsoever, (b) any repairs, construction, restoration, replacements, alterations, remodeling on or to the Mortgaged Property, or any part thereof, or any equipment or facilities therein or thereon, and (c) the condition of the Mortgaged Property including any adjoining sidewalks, ways or alleys and any equipment or facilities at any time located thereon or used in connection therewith.

SECTION 26. Damage, Destruction or Condemnation; Application of Net Proceeds.

If prior to full payment of the Notes or any Parity Obligations (or provision for payment thereof) (i) the Mortgaged Property or any portion thereof is destroyed (in whole or in part) or is damaged by fire or other casualty, or (ii) title to, or the temporary use of, the Mortgaged Property or any portion thereof shall be taken under the exercise of the power of eminent domain by any governmental body or by any person, firm or corporation acting under governmental authority, the Mortgagee and the Mortgagor shall cause the Net Proceeds received by the Mortgagor of any insurance proceeds or condemnation award resulting from any event described above to be paid to the Mortgagor unless such amount exceeds $100,000 in which case such proceeds shall be paid to the Mortgagee.  If and only if no default or event of default exists under this Mortgage, such Net Proceeds may, at the option of the Mortgagor, be applied (i) to the repair or replacement of the damaged or taken Mortgaged Property if the Mortgaged Property, in the reasonable judgment of the Mortgagor, can be repaired or replaced in such a manner as to allow the Mortgagor to carry on its normal operations thereat, (ii) to the partial repair or replacement of the damaged or taken Mortgaged Property if the Mortgaged Property, in the reasonable judgment of the Mortgagor, can be repaired or replaced in such a manner as to allow the Mortgagor to carry on its normal operations thereat in which case any Net Proceeds not spent shall be applied as provided in (iii), or (iii) to the prepayment or partial prepayment of installments payable under the Agreement for prepayment or partial prepayment of principal of the Notes in accordance with their terms and to the prepayment of any Parity Obligation on a pro rata basis.  If an event of default has occurred and is continuing under this Mortgage, such Net Proceeds shall be applied to the options set forth in the immediately preceding sentence as may be determined by the Mortgagee.  If the Net Proceeds are to be applied to the repair, restoration or improvement of the Mortgaged Property by the Mortgagor, the Mortgagee shall make payments from the amount of any Net Proceeds held by it for such purposes or to reimburse the Mortgagor for costs paid by it in connection therewith upon written order of the Mortgagor, and such disbursements shall be to (i) the Mortgagor to reimburse it for costs of repair, restoration or improvement of the Mortgaged Property paid by the Mortgagor, (ii) the general contractor with respect to any such repair, restoration or improvement, and (iii) any other person designated by the Mortgagor.  Any balance of the Net Proceeds remaining after such work has been completed or the prepayment of all installments payable under the Agreement shall be paid to the Mortgagor.

If the Mortgagor proceeds to repair, restore or improve the Mortgaged Property as provided and the Net Proceeds are insufficient to pay in full the cost of any such repair, restoration or improvement, the Mortgagor shall pay, prior to any disbursement of Net Proceeds by the Mortgagee, any cost in excess of the Net Proceeds held by the Mortgagee in which case the work will proceed to completion.

SECTION 27. Execution of Counterparts.

This Mortgage may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

SECTION 28. Special Notice in Accordance with Section 654.12A of the Iowa Code.

Notice:  This Mortgage secures credit in the amount of $1,300,000.  Loans and advances up to this amount together with interest are senior indebtedness to other creditors under subsequently recorded or filed mortgages and liens.

SECTION 29. Construction Mortgage.

The Mortgagor and Mortgagee agree that this Mortgage constitutes a construction mortgage within the meaning of Iowa Code Section 572.18.

IN WITNESS WHEREOF, the Mortgagor has caused these presents to be signed and sealed in its name and behalf by its duly authorized officers, all as of the day and year first above written.

ART’S-WAY MANUFACTURING CO., INC.

		By:	/s/ Carrie L. Majeski
Carrie L. Majeski, Chief Executive Officer

STATE OF IOWA	)
) SS:
COUNTY OF FAYETTE	)

This instrument was acknowledged before me on this 28 day of May, 2010, by Carrie L. Majeski, as the Chief Executive Officer of the Art’s-Way Manufacturing Co., Inc., respectively.

By:	/s/ Carolyn Breuer
Notary Public

(Seal)

[Execution Page for Mortgage, Security Agreement, Assignment of Leases
and Rents and Fixture Financing Statement]

IN WITNESS WHEREOF, the Mortgagee has caused these presents to be signed and sealed in its name and behalf by its duly authorized officer, all as of the day and year first above written.

THE FIRST NATIONAL BANK OF WEST UNION

		By:	/s/ John A. Grimes
John A. Grimes, CEO & President

STATE OF IOWA	)
) SS:
COUNTY OF FAYETTE	)

This instrument was acknowledged before me on this ___ day of May, 2010, by John A. Grimes, as the CEO and President of The First National Bank of West Union.

By:
Notary Public

(Seal)

[Execution Page for Mortgage, Security Agreement, Assignment of Leases
and Rents and Fixture Financing Statement]

EXHIBIT A

DESCRIPTION OF THE LAND

The following described real estate located in West Union, Iowa:

A - 1